UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
_______________
Form 8-K/A

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of report (date of earliest event reported):
January 7, 2019

ROSS STORES, INC.
(Exact name of registrant as specified in its charter)

Delaware	0-14678	94-1390387
(State or other jurisdiction of incorporation)	(Commission File No.)	(I.R.S. Employer Identification No.)

5130 Hacienda Drive, Dublin, California 94568
(Address of principal executive offices)

Registrant’s telephone number, including area code:
(925) 965-4400

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)

Explanatory Note: This Form 8-K/A further amends the Form 8-K previously filed on November 24, 2015 (previously amended by a Form 8-K/A filed on March 22, 2017), to provide updated information reported under Item 5.02(b).

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(b) On January 7, 2019, Ross Stores, Inc. (the “Company”) and James S. Fassio, the Company’s President and Chief Development Officer (“CDO”), entered into a further amendment (the “Amendment”) to Mr. Fassio's Executive Employment Agreement dated November 19, 2015 (as previously amended on March 20, 2017), setting forth revised terms and timing relating to his planned retirement.

The Amendment extends the previous dates of employment, and contemplates that Mr. Fassio will continue to serve in his current position as President and CDO through January 31, 2020, and then cease to serve in that position and transition to the position of Senior Advisor from February 1, 2020 through March 31, 2021.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: January 10, 2019

ROSS STORES, INC.
Registrant

By:	/s/Ken Jew
Ken Jew
Group Senior Vice President, General Counsel and Corporate Secretary